Exhibit 99.2
WEBMD HEALTH CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data, unaudited)

	Three Months Ended
	March 31,
	2011	2010
Revenue	$131,609	$108,030
Cost of operations	48,449	42,994
Sales and marketing	32,294	28,407
General and administrative	22,821	18,809
Depreciation and amortization	6,424	7,015
Interest income	16	3,409
Interest expense	3,141	5,139
Loss on convertible notes	—	3,727
Gain (loss) on investments	14,060	(28,848)
Other expense, net	53	298

Income (loss) before income tax provision (benefit)	32,503	(23,798)
Income tax provision (benefit)	12,958	(20,008)

Net income (loss)	$19,545	$(3,790)

Net income (loss) per common share:
Basic	$0.33	$(0.07)

Diluted	$0.32	$(0.07)

Weighted-average shares outstanding used in computing income (loss) per common share:
Basic	58,184	52,191

Diluted	67,173	52,191

WEBMD HEALTH CORP.
CONSOLIDATED SUPPLEMENTAL FINANCIAL INFORMATION
(In thousands, unaudited)

	Three Months Ended
	March 31,
	2011	2010
Revenue
Public portal advertising and sponsorship	$110,363	$86,257
Private portal services	21,246	21,773

	$131,609	$108,030

Earnings before interest, taxes, non-cash and other items (“Adjusted EBITDA”) (a)	$37,858	$25,657

Interest, taxes, non-cash and other items (b)
Interest income	16	3,409
Interest expense	(3,141)	(5,139)
Income tax (provision) benefit	(12,958)	20,008
Depreciation and amortization	(6,424)	(7,015)
Non-cash stock-based compensation	(9,813)	(7,837)
Loss on convertible notes	—	(3,727)
Gain (loss) on investments	14,060	(28,848)
Other expense, net	(53)	(298)

Net income (loss)	$19,545	$(3,790)

(a)	See Annex A-Explanation of Non-GAAP Financial Measures.

(b)	Reconciliation of Adjusted EBITDA to net income (loss).

WEBMD HEALTH CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	March 31, 2011	December 31, 2010
Assets
Cash and cash equivalents	$1,065,383	$400,501
Accounts receivable, net	128,760	134,448
Prepaid expenses and other current assets	13,389	12,161
Deferred tax assets	22,459	23,467

Total current assets	1,229,991	570,577

Property and equipment, net	59,220	61,516
Goodwill	202,104	202,104
Intangible assets, net	21,970	22,626
Deferred tax assets	67,335	71,125
Other assets	47,584	14,254

Total Assets	$1,628,204	$942,202

Liabilities and Stockholders’ Equity
Accrued expenses	$46,333	$53,181
Deferred revenue	96,824	97,043
Liabilities of discontinued operations	17,185	17,327

Total current liabilities	160,342	167,551

2.50% convertible notes due 2018	400,000	—
2.25% convertible notes due 2016	400,000	—
Other long-term liabilities	22,056	21,756

Stockholders’ equity	645,806	752,895

Total Liabilities and Stockholders’ Equity	$1,628,204	$942,202

WEBMD HEALTH CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Three Months Ended
	March 31,
	2011	2010
Cash flows from operating activities:
Net income (loss)	$19,545	$(3,790)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	6,424	7,015
Non-cash interest, net	516	2,090
Non-cash stock-based compensation	9,813	7,837
Deferred income taxes	4,798	(21,463)
Loss on convertible notes	—	3,727
(Gain) loss on investments	(14,060)	28,848
Changes in operating assets and liabilities:
Accounts receivable	5,688	(2,429)
Prepaid expenses and other, net	622	(1,829)
Accrued expenses and other long-term liabilities	(7,642)	(14,224)
Deferred revenue	(219)	21,665

Net cash provided by continuing operations	25,485	27,447
Net cash used in discontinued operations	(142)	(8,233)

Net cash provided by operating activities	25,343	19,214

Cash flows from investing activities:
Proceeds from sales of available-for-sale securities	—	4,500
Proceeds received from ARS option	5,240	—
Purchases of property and equipment	(4,849)	(3,114)
Finalization of sale price of discontinued operations	—	(1,430)

Net cash provided by (used in) investing activities	391	(44)

Cash flows from financing activities:
Proceeds from exercise of stock options	10,220	28,224
Cash used for withholding taxes due on stock-based awards	(3,172)	(22,449)
Net proceeds from issuance of the 2.50% Notes and 2.25% Notes	774,745	—
Repurchases of 3 1/8% Notes	—	(22,565)
Purchases of treasury stock	(150,000)	(13,345)
Excess tax benefit on stock-based awards	7,355	1,413

Net cash provided by (used in) financing activities	639,148	(28,722)

Net increase (decrease) in cash and cash equivalents	664,882	(9,552)
Cash and cash equivalents at beginning of period	400,501	459,766

Cash and cash equivalents at end of period	$1,065,383	$450,214

WEBMD HEALTH CORP.
NET INCOME (LOSS) PER COMMON SHARE
(In thousands, except per share data, unaudited)

	Three Months Ended
	March 31,
	2011	2010
Numerator:
Net income (loss)	$19,545	$(3,790)
Effect of participating non-vested restricted stock	(170)	—

Net income (loss) — Basic	19,375	(3,790)
Interest expense on 2.50% Notes, net of tax	1,503	—
Interest expense on 2.25% Notes, net of tax	315	—

Net income (loss) — Diluted	$21,193	$(3,790)

Denominator:
Weighted-average shares — Basic	58,184	52,191
Employee stock options and restricted stock	2,527	—
2.50% Notes	5,377	—
2.25% Notes	1,085	—

Adjusted weighted-average shares after assumed conversions — Diluted	67,173	52,191

Net income (loss) per common share — Basic	$0.33	$(0.07)

Net income (loss) per common share — Diluted	$0.32	$(0.07)